American General Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100345
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		4
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			May 12, 2003
Trade Date:	05/12/03		Issue Date:	05/15/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
02639EAK0	2.50%	05/15/06	Monthly	06/15/03	No	N/A
02639EAL8	3.40%	05/15/08	Monthly	06/15/03	No	N/A
02639EAM6	4.05%	05/15/10	Monthly	06/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
02639EAK0	$6,633,000	100%	0.50%	$6,589,885.50	$1.50	Yes	No	N/A
02639EAL8	$6,077,000	100%	0.80%	$6,013,191.50	$1.50	Yes	No	N/A
02639EAM6	$13,659,000	100%	1.00%	$13,495,092.00	$1.75	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.